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                        NEW JERSEY BELL TELEPHONE COMPANY


                                       and


              FIRST FIDELITY BANK, NATIONAL ASSOCIATION, NEW JERSEY

                                     Trustee

                             -----------------------


                                    Indenture

                          Dated as of December 22, 1993


                             -----------------------


                            Providing for Issuance of
                              Securities in Series




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


                                TABLE OF CONTENTS

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ARTICLE 1
           DEFINITIONS AND INCORPORATION BY REFERENCE                                     1
           Section 1.01.  Definitions                                                     1
           Section 1.02.  Other Definitions                                               4
           Section 1.03.  Incorporation by Reference of Trust Indenture Act               4

ARTICLE 2
           THE SECURITIES                                                                 5
           Section 2.01.  Issuable in Series                                              5
           Section 2.02.  Establishment of Terms and Form of Series of Securities         5
           Section 2.03.  Execution, Authentication and Delivery                          7
           Section 2.04.  Registrar and Paying Agent                                      9
           Section 2.05.  Payment on Securities                                           9
           Section 2.06.  Paying Agent to Hold Money in Trust                            10
           Section 2.07.  Securityholder Lists; Ownership of Securities                  10
           Section 2.08.  Transfer and Exchange                                          11
           Section 2.09.  Replacement Securities                                         12
           Section 2.10.  Outstanding Securities                                         13
           Section 2.11.  Treasury Securities                                            13
           Section 2.12.  Temporary Securities                                           14
           Section 2.13.  Cancellation                                                   14
           Section 2.14.  Defaulted Interest                                             15

ARTICLE 3
           REDEMPTION                                                                    15
           Section 3.01.  Notice to Trustee                                              15
           Section 3.02.  Selection of Securities to be Redeemed                         15
           Section 3.03.  Notice of Redemption                                           16
           Section 3.04.  Effect of Notice of Redemption; Payment upon Surrender         17
           Section 3.05.  Deposit of Redemption Price                                    17
           Section 3.06.  Securities Redeemed in Part                                    17
           Section 3.07.  Redemption at the Option of Holders                            17

ARTICLE 4
           COVENANTS                                                                     17
           Section 4.01.  Payment of Securities                                          17
           Section 4.02.  Lien on Assets                                                 18
           Section 4.03.  Reports by the Company                                         18

ARTICLE 5
           SUCCESSOR CORPORATION                                                         19
           Section 5.01.  When Company May Merge, etc                                    19

ARTICLE 6
           DEFAULTS AND REMEDIES                                                         19
           Section 6.01.  Events of Default                                              19
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           Section 6.02.  Acceleration                                                   21
           Section 6.03.  Other Remedies Available to Trustee                            21
           Section 6.04.  Waiver of Existing Defaults                                    21
           Section 6.05.  Control by Majority                                            21
           Section 6.06.  Limitation on Suits by Securityholders                         22
           Section 6.07.  Rights of Holders to Receive Payment                           22
           Section 6.08.  Collection Suits by Trustee                                    22
           Section 6.09.  Trustee May File Proofs of Claim                               22
           Section 6.10.  Priorities                                                     23
           Section 6.11.  Undertaking for Costs                                          23

ARTICLE 7
           TRUSTEE                                                                       23
           Section 7.01.  Duties of Trustee                                              23
           Section 7.02.  Rights of Trustee                                              24
           Section 7.03.  Individual Rights of Trustee                                   25
           Section 7.04.  Trustee's Disclaimer                                           25
           Section 7.05.  Notice of Defaults                                             25
           Section 7.06.  Reports by Trustee to Holders                                  25
           Section 7.07.  Compensation and Indemnity                                     26
           Section 7.08.  Replacement of Trustee                                         26
           Section 7.09.  Successor Trustee, Agents by Merger, etc                       28
           Section 7.10.  Eligibility; Disqualification                                  28

ARTICLE 8
           DISCHARGE OF INDENTURE                                                        28
           Section 8.01.  Termination of Company's Obligations                           28
           Section 8.02.  Application of Trust Money                                     29
           Section 8.03.  Excess or Unclaimed Money                                      29
           Section 8.04.  Indemnity for Government Obligations                           30

ARTICLE 9
           AMENDMENTS AND WAIVERS                                                        30
           Section 9.01.  Without Consent of Holders                                     30
           Section 9.02.  With Consent of Holders                                        30
           Section 9.03.  Compliance with Trust Indenture Act                            31
           Section 9.04.  Revocation and Effect of Consents                              32
           Section 9.05.  Notation on or Exchange of Securities                          32
           Section 9.06.  Trustee Protected                                              32
           Section 9.07.  Execution of Supplemental Indentures                           32

ARTICLE 10
           MISCELLANEOUS                                                                 32
           Section 10.01.  Trust Indenture Act Controls                                  32
           Section 10.02.  Notices                                                       32
           Section 10.03.  Communication by Holders with Other Holders                   34
           Section 10.04.  Certificate and Opinion as to Conditions Precedent            34
           Section 10.05.  Statements Required in Certificate or Opinion                 34
           Section 10.06.  Rules by Trustee and Agents                                   34
           Section 10.07.  Legal Holidays                                                35
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           Section 10.08.  Governing Law                                                 35
           Section 10.09.  No Adverse Interpretation of Other Agreements                 35
           Section 10.10.  No Recourse Against Others.                                   35
           Section 10.11.  Execution in Counterparts                                     36
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

      INDENTURE dated as of December 22, 1993, between NEW JERSEY BELL TELEPHONE COMPANY, a New Jersey corporation ("Company"), and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, NEW JERSEY a banking association duly organized and existing under the laws of the United States of America ("Trustee").


                             RECITALS OF THE COMPANY

      The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness ("Securities') as herein provided.

      All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

      For and in consideration of the premises and the purchase of the Securities by the Holders thereof, and intending to be legally bound hereby, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities:


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.01. Definitions.

      "Affiliate" means any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company.

      "Agent" means any Paying Agent or Registrar.

      "Authorized Newspaper" means a newspaper of general circulation, in the official language of the country of publication or in the English language, customarily published on each business day. Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

      "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

      "Board Resolution" means a copy of a resolution of the Board of Directors, certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

      "Company" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

      "Company Order" means an order signed by two Officers or by any Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

      "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

      "Holder" or "Securityholder" means a bearer of an Unregistered Security or of a coupon appertaining thereto or a person in whose name a Registered Security is registered on the Registrar's books.

      "Indenture" means this Indenture as amended or supplemented from time to time and shall include the forms and terms of particular Series of Securities established as contem plated hereunder.

      "Officer" means the President, any Vice-President, the Treasurer, the Secretary or the Controller of the Company and the Chairman or a Vice-Chairman of the Board of Directors, if any.

      "Officer's Certificate" means a certificate signed by two Officers or by any Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

      "Opinion of Counsel" means a written opinion of legal counsel who is acceptable to the Company and the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

      "Original Issue Discount Security" means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

      "principal" of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

      "Registered Security" means any Security issued hereunder and registered as to principal and interest by the Registrar.

      "Responsible Officer", when used with respect to the Trustee, shall mean the chairman or any vice-chairman of the board of directors or trustees, the chairman or any vice chairman of the executive committee of the board of directors or trustees, the president, any vice-president, the treasurer, the secretary, any trust officer, any second or assistant vice-president or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

      "SEC" means the Securities and Exchange Commission.

      "Series" or "Series of Securities" means a series of Securities.

      "Securities" means the debentures, notes or other obligations of the Company issued, authenticated and delivered under this Indenture.

      "TIA" means the Trust Indenture Act of 1939, as amended from time to time (15 U.S.C.ss.ss. 77aaa-77bbbb) and references to Sections of the TIA herein shall include successor Sections, if applicable.

      "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor and if, at any time, there is more than one Trustee, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to that Series.

      "U.S. person" means a citizen, national or resident of the United States, a corpora tion, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

      "Unregistered Security" means any Security issued hereunder which is not a Registered Security.

      "Yield to Maturity" means the yield to maturity, calculated by the Company at the time of issuance of a Series of Securities or, if applicable, at the most recent determination of interest on such Series in accordance with accepted financial practice.


                        Section 1.02.. Other Definitions.


                Term                                        Section
                ----                                        -------
"Bankruptcy Law".........................                     6.01
"Custodian"..............................                     6.01
"Event of Default".......................                     6.01
"Legal Holiday"..........................                    10.07
"Paying Agent"...........................                     2.04
"Registrar"..............................                     2.04
"U.S. Government Obligations"............                     8.01


      Section 1.03.. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "Commission" means the SEC.

      "indenture securities" means the Securities.

      "indenture security holder" means a Holder or a Securityholder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Trustee.

      "obligor" on the indenture securities means the Company.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them therein.

      Section 1.04.. Rules of Construction. Unless the context otherwise requires:

      1. a term has the meaning assigned to it;

      2. an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

      3. "or" is not exclusive; and

      4. words in the singular include the plural, and words in the plural include the singular.


                                    ARTICLE 2

                                 THE SECURITIES

      Section 2.01. Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. There may be Registered Securities and Unregistered Securities within a Series and the Unregistered Securities may be subject to such restrictions, and contain such legends, as may be required by United States laws and regulations. All Securities within a Series shall be substantially identical except as may otherwise be provided in or pursuant to a Board Resolution or indenture supplemental hereto. Subject to the immediately preceding sen tence, Securities may differ in any respect; provided that all Securities shall be equally and ratably entitled to the benefits of this Indenture.

      Section 2.02. Establishment of Terms and Form of Series of Securities.

      (a) At or prior to the issuance of any Series of Securities, the following shall be established either by or pursuant to a Board Resolution or by an indenture supplemental hereto:

            (1) the title of the Securities of the Series (which title shall distinguish the Securities of the Series from the Securities of any other Series and from any other se curities issued by the Company);

            (2) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (which limit shall not pertain to Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Sections 2.08, 2.09, 2.12,
      3.06 or 9.05);

            (3) the date or dates on which the principal of the Securities of the Series is payable;

            (4) the rate or rates at which the Securities of the Series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and, with respect to Registered Securities, the record date for the interest payable on any interest payment date;

            (5) the place or places where the principal of and interest on Registered and Unregistered, if any, Securities of the Series shall be payable;

            (6) the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

            (7) the obligation, if any, of the Company to redeem or purchase Securities of the Series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

            (8) if in other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the Series shall be issuable;

            (9) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

            (10) whether Securities of the Series shall be issuable as Registered Securities or Unregistered Securities (with or without interest coupons), or both, and any restrictions applicable to the offering, sale or delivery of Unregistered Securities and whether, and the terms upon which, Unregistered Securities of a Series may be exchanged for Registered Securities of the same Series and vice versa;

            (11) whether and under what circumstances the Company will pay additional amounts on the Securities of that Series held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

            (12) the currency or currencies, which may be a composite currency such as the European Currency Unit, of payment of principal of and premium, if any, and interest on the Debt Securities, if other than U.S. dollars;

            (13) any other terms of the Series (which terms shall not be inconsistent with the provisions of this Indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Securities of that Series;

            (14) the form of the Securities (or forms thereof if Unregistered and Registered Securities shall be issuable in such Series, including such legends as may be required by United States laws or regulations, the form of any coupons or temporary global Security which may be issued and the forms of any certificates which may be required hereunder or under United States laws or regulations in connection with the offering, sale, delivery or exchange of Unregistered Securities); and

            (15) the extent to which any Securities will be issuable in temporary or permanent global form, and the manner in which any payments on a temporary or permanent global Security will be made.

      (b) If the terms and form or forms of any Series of Securities are established by or pursuant to a Board Resolution, the Company shall deliver a copy of such Board Resolution to the Trustee at or prior to the issuance of such Series with (1) the form or forms of Security which have been approved attached thereto, or (2) if such Board Resolution authorizes a specific Officer or Officers to approve the terms and form or forms of the Securities, a certificate of such Officer or Officers approving the terms and form or forms of Security with such form or forms of Securities attached thereto.

      Section 2.03. Execution, Authentication and Delivery. (a) Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors or a Vice-Chairman of the Board of Directors, if any, or the President or a Vice-President, and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary. Signatures shall be manual or facsimile. The Company's seal shall be reproduced on the

Securities and may, but need not, be attested. The coupons of Unregistered Securities shall bear the facsimile signature of the Treasurer or an Assistant Treasurer of the Company.

      (b) If an Officer, an Assistant Treasurer or an Assistant Secretary whose signature is on a Security or coupon no longer holds that office at the time the Security is authenticated, the Security or coupon shall be valid nevertheless.

      (c) A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent and no coupon shall be valid until the Security to which it appertains has been so authenticated. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Each Unregistered Security shall be dated the date of its original issuance and each Registered Security shall be dated the date of its authentication.

      (d) The Trustee shall at any time, and from time to time, authenticate and deliver Securities of any Series executed and delivered by the Company for original issue upon receipt by the Trustee of (i) a Company Order for the authentication and delivery of such Securities, (ii) if the terms and form or forms of the Securities of such Series have been established by or pursuant to a Board Resolution as permitted by Section 2.02, a copy of such Board Resolution and any certificate that may be required pursuant to Section 2.02(b) and (iii) an Opinion of Counsel stating:

            (1) if the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 2.02, that such form has been established in conformity with the provisions of this Indenture;

            (2) if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 2.02, that such terms have been established in conformity with the provisions of this Indenture; and

            (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

      If the terms and form or forms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 2.02, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will materially and adversely affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

      Notwithstanding the foregoing, (i) delivery of Unregistered Securities will be made only outside the United States and its possessions and (ii) Unregistered Securities will be released in definitive form to the person entitled to physical delivery thereof only upon presentation of a certificate in the form prescribed by the Company, until such time as the Company has notified the Trustee and the Registrar that upon delivery of Unregistered Securities under any other circumstances, the Company would not suffer adverse consequences under the provisions of United States law or regulations in effect at the time of the delivery of Unregistered Securities.

      (e) The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution (or certificate of an Officer or Officers) or supplemental indenture pursuant to Section 2.02.

      (f) The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

      Section 2.04. Registrar and Paying Agent. The Company shall maintain in the United States an office or agency where Registered Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where (subject to Sections 2.05 and 2.08) Securities may be presented for payment or, in the case of Unregistered Securities, for exchange ("Paying Agent"). With respect to any Series of Securities issued in whole or in part as Unregistered Securities, the Company shall maintain one or more Paying Agents located outside the United States and its possessions and shall maintain such Paying Agents for a period of two years after the principal of such Unregistered Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, the Company will maintain a Paying Agent outside the United States and its possessions to which the Unregistered Securities or coupons appertaining thereto may be presented for payment and will provide the necessary funds therefor to such Paying Agent upon reasonable notice. The Registrar shall keep a register with respect to each Series of Securities issued in whole or in part as Registered Securities and with respect to their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents for each Series of Securities and the Company may terminate the appointment of any co-Registrar or Paying Agent at any time upon written notice. The term "Registrar" includes any co-Registrar. The term "Paying Agent" includes any additional Paying Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

      The Company initially appoints First Fidelity Bank, National Association, Pennsylvania, as Registrar and Paying Agent.

      Section 2.05. Payment on Securities. (a) Subject to the following provisions, the Company will pay to the Trustee the amounts, in such coin or currency as is at the time legal tender for the payment of public or private debt, at the times and for the purposes set forth herein and in the text of the Securities for each Series, and the Company hereby authorizes and directs the Trustee from funds so paid to it to make or cause to be made payment of the principal of and interest, if any, on the Securities and coupons of each Series as set forth herein and in the text of such Securities and coupons. The Trustee will arrange directly with any Paying Agents for the payment, or the Trustee will make payment, from funds furnished by the Company, of the principal of and interest, if any, on the Securities and coupons of each Series by check.

      (b) Interest, if any, on Registered Securities of a Series shall be paid on each interest payment date for such Series to the Holder thereof at the close of business on the relevant record dates specified in the Securities of such Series. Interest may be payable by check mailed to such Holder's address as it appears on the register for Securities of such Series. Principal of Registered Securities shall be payable only against presentation and surrender thereof at the office of the Paying Agent, unless the Company shall have otherwise instructed the Trustee by Company Order.

      (c) To the extent provided in the Securities of a Series, (i) interest, if any, on Unregistered Securities shall be paid only against presentation and surrender of the coupons for such interest installments as are evidenced thereby as they mature and (ii) original issue discount (as defined in Section 1273 of the Internal Revenue Code of 1986, as amended), if any, on Unregistered Securities shall be paid only against presentation and surrender of such Securities; in either case at the office of a Paying Agent located outside of the United States and its possessions, unless the Company shall have otherwise instructed the Trustee by Company Order. Principal of Unregistered Securities shall be paid only against presentation and surrender thereof as provided in the Securities of a Series. If at the time a payment of principal of or interest, if any, or original issue discount, if any, on an Unregistered Security or coupon shall become due, the payment of the full amount so payable at the office or offices of all the Paying Agents outside the United States and its possessions is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the payment of such amount in United States currency, then the Company may instruct the Trustee to make such payments at the office of a Paying Agent located in the United States, provided that provision for such payment in the United States would not cause such Unregistered Security to be treated as a "registration-required obligation" under United States law and regulations.

      Section 2.06. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal or interest on such Series of Securities, and that the Paying Agent will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company or a subsidiary acts as Paying Agent, it shall segregate the money held by it for the payment of principal or interest on any Series of Securities and hold such money as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing the Paying Agent shall have no further liability for the money so paid.

      Section 2.07. Securityholder Lists; Ownership of Securities. (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of (and not later than ten days after) the record date for payment of interest on each Series of

Securities (but in any event not less than semiannually), and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of each such Series of Securities. If there are Unregistered Securities of any Series outstanding, even if the Trustee is the Registrar, the Company shall furnish to the Trustee such a list containing such information with respect to Holders of such Unregistered Securities only.

      (b) Ownership of Registered Securities of a Series shall be proved by the register for such Series kept by the Registrar. Ownership of Unregistered Securities may be proved by the production of such Unregistered Securities or by a certificate or affidavit executed by the person holding such Unregistered Securities or by a depository with whom such Unregistered Securities were deposited, if the certificate or affidavit is satisfactory to the Company. The Company, the Trustee and any agent of the Company may treat the bearer of any Unregistered Security or coupon and the person in whose name a Registered Security is registered as the absolute owner thereof for all purposes.

      Section 2.08. Transfer and Exchange. (a) Where Registered Securities of a Series are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Registered Securities of the same Series and date of maturity of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. The registration of transfer or exchange shall be effective only by the surrender of the Registered Securities and the issuance by the Company and authentication by the Trustee of replacement Registered Securities.

      (b) If both Registered and Unregistered Securities are authorized for a Series of Securities and the terms of such Securities permit, (i) Unregistered Securities may be exchanged for an equal principal amount of Registered or Unregistered Securities of the same Series and date of maturity in any authorized denominations upon delivery to the Registrar (or a Paying Agent, if the exchange is for Unregistered Securities) of the Unregistered Security with all unmatured coupons and all matured coupons in default appertaining thereto and if all other requirements of the Registrar (or such Paying Agent) and such Securities for such exchange are met, and (ii) Registered Securities may be exchanged for an equal principal amount of Unregistered Securities of the same Series and date of maturity in any authorized denominations (except that any coupons appertaining to such Unregistered Securities which have matured and have been paid shall be detached) upon delivery to the Registrar of the Registered Securities and if all other requirements of the Registrar (or the Paying Agent to which the Registrar forwards such Unregistered Securities) and such Securities for such exchange are met.

      Notwithstanding the foregoing, the exchange of Unregistered Securities for Registered Securities or Registered Securities for Unregistered Securities will be subject to the satisfaction of the provisions of United States law and regulations in effect at the time of such exchange, and no exchange of Registered Securities for Unregistered Securities will be made until the Company has notified the Trustee and the Registrar that, as a result of such exchange, the Company would not suffer adverse consequences under such law or regulations.

      (c) To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities upon surrender of Securities for registration of transfer or for exchange as provided in this Section. The Company will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      (d) Neither the Company nor the Registrar shall be required (i) to issue, register the transfer of or exchange Securities of any Series for the period of 15 days immediately preceding the selection of any such Securities to be redeemed, (ii) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part, or (iii) to register the transfer of or exchange Securities of any Series as to which the Holder has exercised an option to require redemption of such Security prior to the stated maturity date thereof.

      (e) Unregistered Securities or any coupons appertaining thereto shall be transferable by delivery.

      Section 2.09. Replacement Securities. (a) If a mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Registered Security, if such surrendered security was a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the surrendered Security, if such surrendered Security was an Unregistered Security, of the same Series and date of maturity, if the Trustee's requirements are met.

      (b) If the Holder of a Security claims that the Security or any coupon appertaining thereto has been lost, destroyed or wrongfully taken, the Company shall execute and the Trustee shall authenticate a replacement Registered Security, if such Holder's claim pertains to a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the lost, destroyed or wrongfully taken Unregistered Security or the Unregistered Security to which such lost, destroyed or wrongfully taken coupon appertains, if such Holder's claim pertains to an Unregistered Security, of the same Series and date of maturity, if the Trustee's requirements are met; provided, however, that the Trustee or the Company may require any such Holder to provide to the Trustee or the Company security or indemnity sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge the party requesting a replacement Security for its expenses, and any associated taxes, in replacing a Security.

      (c) Every replacement Security is an additional obligation of the Company.

      (d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

      Section 2.10. Outstanding Securities. (a) Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

      (b) If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

      (c) If the Paying Agent holds on a redemption date or maturity date money sufficient to pay all amounts due on that date on Securities of any Series, then on and after that date all Securities of such Series that mature or that are to be redeemed on such date cease to be outstanding and interest on them ceases to accrue.

      (d) A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

      (e) In determining whether the Holders of the requisite principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

      Section 2.11. Treasury Securities. In determining whether the Holders of the requisite principal amount of Securities of any Series have concurred in any direction, waiver or consent, Securities of such Series owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of such Series which the Trustee knows are so owned shall be so disregarded. Securities of such Series owned by the Company which have been pledged in good faith may be considered by the Trustee if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to so act with respect to such Securities and that the pledgee is not the Company or an Affiliate.

      Section 2.12. Temporary Securities. (a) Until definitive Registered Securities of any Series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Registered Securities of such Series. Temporary Registered Securities of any Series shall be substantially in the form of definitive Registered Securities of such Series but may have variations that the Company considers appropriate for temporary Securities. Every temporary Registered Security shall be executed by the Company and authenticated by the Trustee, and registered by the Registrar, upon the same conditions, and with like effect, as a definitive Registered Security. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Registered Securities of the same Series and date of maturity in exchange for temporary Registered Securities.

      (b) Until definitive Unregistered Securities of any Series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate one or more temporary Unregistered Securities, which may have coupons attached or which may be in the form of a single temporary global Unregistered

Security of that Series. The temporary Unregistered Security or Securities of any Series shall be substantially in the form approved by or pursuant to a Board Resolution and shall be delivered to one of the Paying Agents located outside the United States and its possessions or to such other person or persons as the Company shall direct against such certification as the Company may from time to time prescribe by or pursuant to a Board Resolution. The temporary Unregistered Security or Securities of a Series shall be executed by the Company and authenticated by the Trustee upon the same conditions, and with like effect, as a definitive Unregistered Security of such Series, except as provided herein or therein. A temporary Unregistered Security or Securities shall be exchangeable for definitive Unregistered Securities at the time and on the conditions, if any, specified in the temporary Security.

      Upon any exchange of a part of a temporary Unregistered Security of a Series for definitive Unregistered Securities of such Series, the temporary Unregistered Security shall be endorsed by the Trustee or Paying Agent to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of definitive Unregistered Securities of such Series so exchanged and endorsed.

      Section 2.13. Cancellation. The Company at any time may deliver Securities and coupons to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities and coupons surrendered to them for registration of transfer or for exchange or payment. The Trustee shall cancel all Securities and coupons surrendered for registration of transfer, or for exchange, payment or cancellation and may dispose of cancelled Securities and coupons as the Company directs; provided, however, that any Unregistered Securities of a Series delivered to the Trustee for exchange prior to maturity shall be retained by the Trustee for reissue as provided herein or in the Securities of such Series. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

      Section 2.14. Defaulted Interest. If the Company defaults on a payment of interest on a Series of Securities, it shall pay the defaulted interest as provided in such Securities or in any lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed and acceptable to the Trustee. With respect to Registered Securities, the Trustee may pay the defaulted interest, plus any interest payable on the defaulted interest, to the Holders of such Registered Securities on a subsequent special record date. The Company shall fix such special record date and the payment date. At least 15 days before such special record date, the Company shall mail to such Holders a notice that states the record date, the payment date and the amount of interest to be paid, and on or before the payment date the Company shall deposit such amount with the Trustee.


                                    ARTICLE 3

                                   REDEMPTION

      Section 3.01. Notice to Trustee. The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or any part thereof, or may covenant to redeem and pay the Series of Securities or any part thereof, before maturity at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of the Series of Securities to be redeemed. The Company shall give such notice at least 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

      Section 3.02. Selection of Securities to be Redeemed. If less than all the Securities of a Series are to be redeemed, the Trustee, not more than 60 days prior to the redemption date, shall select the Securities of the Series to be redeemed by a method that complies with the requirements of any stock exchange on which the Securities of the Series are listed and that the Trustee shall deem fair and appropriate or, if the Securities are not listed on any stock exchange, then such Securities shall be redeemed on a pro rata basis or by lot, as the Trustee may elect. The Trustee shall make the selection from Securities of the Series that are outstanding and that have not previously been called for redemption. Securities of the Series and portions of them selected by the Trustee shall be in amounts of $1,000 or integral multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to
Section 2.02(a)(8), in amounts equal to the minimum principal denomination for each such Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

      Section 3.03. Notice of Redemption. (a) At least 15 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities that are to be redeemed.

      (b) If Unregistered Securities are to be redeemed, notice of redemption shall be published in an Authorized Newspaper in each of The City of New York, London and, if such Securities to be redeemed are listed on the Luxembourg Stock Exchange, Luxembourg once in each of four successive calendar weeks, the first publication to be not less than 15 nor more than 60 days before the redemption date.

      (c) All notices shall identify the Series of Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) if less than all the outstanding Securities of a Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

            (4) the name and address of the Paying Agent;

            (5) that Securities of the Series called for redemption and all unmatured coupons, if any, appertaining thereto must be surrendered to the Paying Agent to collect the redemption price; and

            (6) that interest on Securities of the Series called for redemption will cease to accrue on and after the redemption date.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

      Section 3.04. Effect of Notice of Redemption; Payment upon Surrender. Once notice of redemption is mailed or published, Securities of a Series called for redemption become due and payable on the redemption date. Upon surrender to the Paying Agent of Securities to be redeemed together with all unmatured coupons, if any, appertaining thereto, such Securities shall be paid at the redemption price plus accrued interest to the redemption date, but installments of interest due on or prior to the redemption date will be payable, in the case of Unregistered Securities, to the bearers of the coupons for such interest upon surrender thereof, and, in the case of Registered Securities, to the Holders of such Securities of record at the close of business on the relevant record dates.

      Section 3.05. Deposit of Redemption Price. On or before the redemption date, the Company shall deposit with the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) interest accrued to the redemption date on all Securities to be redeemed on that date. Such money shall be held in trust by the Trustee for the Holders of such Securities.

      Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of that Security a new Security or Securities of the same Series, the same form and the same maturity in authorized denominations equal in aggregate principal amount to the unredeemed portion of the Security surrendered.

      Section 3.07. Redemption at the Option of Holders. Securities of any Series which are redeemable at the option of the Holders thereof before the stated maturity date or dates of such Securities shall be redeemed in accordance with the terms of the Series of the Securities, as set forth in such Securities or as established by or pursuant to the Board Resolution or supplemental indenture relating to such Series. Sections 3.01 (second and third sentences), 3.02, 3.03 and 3.04 (first sentence) shall not apply to any redemption of a Security to be made at the option of the Holder.


                                    ARTICLE 4

                                    COVENANTS

      Section 4.01. Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment.

      The Company shall pay interest on overdue principal of a Security of any Series at the rate of interest (or Yield to Maturity in the case of Original Issue Discount Securities) borne by such Security; to the extent lawful, it shall pay interest on overdue installments of interest at the same rate.

      Section 4.02. Lien on Assets. If at any time the Company mortgages, pledges or otherwise subjects to any lien the whole or any part of any property or assets now owned or hereafter acquired by it, except as hereinafter provided in this Section 4.02, the Company will secure the then-outstanding Securities, and any other obligations of the Company which may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge or lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply to the creation, extension, renewal or refunding of purchase-money mortgages or liens, or other liens to which any property or asset acquired by the Company is subject as of the date of its acquisition by the Company, or to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify the Company to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workmen's compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it. Nothing contained in this Indenture prevents an Affiliate from mortgaging, pledging or subjecting to any lien any property or assets, whether or not acquired by such Affiliate from the Company.

      Section 4.03. Reports by the Company. The Company covenants:

            (a) to file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file informa tion, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

            (b) to file with the Trustee and the SEC, in accordance with the TIA or the rules and regulations prescribed from time to time by the SEC, such additional information, certificates, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by the TIA and such rules and regulations;

            (c) to transmit by mail to all Holders of Registered Securities, as the names and addresses of such Holders appear on the register for each Series of Securities, to such Holders of Unregistered Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose, and to each Holder whose name is then preserved on the Trustee's list pursuant to the first sen tence of
      Section 2.07(a), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section
      4.03 as may be required to be so transmitted by rules and regulations prescribed from time to time by the SEC; and

            (d) to deliver to the Trustee, not less often than annually, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company as to such officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture, determined without regard to any period of grace or requirement of notice provided under this Indenture.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION

      Section 5.01. When Company May Merge, etc. The Company may consolidate with, or merge into, or be merged into, or transfer or lease its properties and assets substantially as an entirety to, any person provided the person is a corporation, the person assumes by supplemental indenture all the obligations of the Company under the Securities and any coupons appertaining thereto and under this Indenture and, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing. The surviving, transferee or lessee corporation shall be the successor Company, and the predecessor Company, except in the case of a lease, shall be relieved of all obligations under this Indenture and the Securities and any coupons apper taining thereto.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

      Section 6.01. Events of Default. An "Event of Default" occurs with respect to the Securities of any Series if:

            (1) the Company defaults in the payment of interest on any Security of that Series when the same becomes due and payable and the Default continues for a period of 90 days;

            (2) the Company defaults in the payment of the principal of any Security of that Series when the same becomes due and payable at maturity, upon redemption or otherwise;

            (3) the Company fails to comply with any of its other agreements in the Securities of that Series, in this Indenture or in any supplemental indenture under which the Securities of that Series may have been issued and the Default continues for the period and after the notice specified below;

            (4) the Company pursuant to or within the meaning of any Bankruptcy
      Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its
            creditors; or

            (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company in an involuntary case,

                  (B) appoints a Custodian of the Company or for all or
            substantially all of its property, or

                  (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect
            for 90 days.

      The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of all the outstanding Securities of that Series notify the Company (and the Trustee in the case of notification by such Holders) of the Default and the Company does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

      Section 6.02. Acceleration. If an Event of Default occurs with respect to the Securities of any Series and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of all of the outstanding Securities of that Series, by notice to the Company and to the Trustee, may declare the principal (or, if the Securities of that Series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that Series) of all the Securities of that Series to be due and payable. Upon such declaration, such principal (or, in the case of Original Issue Discount Securities, such specified amount) together with all interest accrued thereon shall be due and payable immediately. The Holders of a majority in principal amount of all of the Securities of that Series, by notice to the Trustee, may rescind such a declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

      Section 6.03. Other Remedies Available to Trustee. (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities of the Series that is in default or to enforce the performance of any provision of the Securities of that Series or this Indenture.

      (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

No remedy is exclusive of any other remedy. All available remedies are cumulative.

      Section 6.04. Waiver of Existing Defaults. The Holders of a majority in principal amount of any Series of Securities by notice to the Trustee may waive an existing Default with respect to that Series and its consequences except a Default in the payment of the principal of or interest on any Security.

      Section 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities of each Series affected (with each such Series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of the Securityholders of all Series so affected, or that would involve the Trustee in personal liability.

      Section 6.06. Limitation on Suits by Securityholders. A Securityholder may pursue a remedy with respect to this Indenture or the Securities of any Series only if:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holders of at least 25% in principal amount of the Securities of that Series make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (5) during such 60 day period, the Holders of a majority in principal amount of the Securities of that Series do not give the Trustee a direction inconsistent with the request.

      A Securityholder of any Series may not use this Indenture to prejudice the rights of another Securityholder of that Series or any other Series or to obtain a preference or priority over another Securityholder of that Series or any other

Series.

      Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, and the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      Section 6.08. Collection Suits by Trustee. If an Event of Default specified in Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of such principal and interest then in default.

      Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property.

      Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to Holders of Securities in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

            THIRD: to the Company.

      Subject to Section 2.14, the Trustee may fix a record date (with respect to Registered Securities) and payment date for any such payment to Holders of Securities.

      Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Securities of any Series.


                                    ARTICLE 7

                                     TRUSTEE

      Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred with respect to any Security of any Series and is continuing, the Trustee shall exercise its rights and powers under this Indenture with respect to that Series and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default with respect to any Security of any Series:

            (1) The Trustee need perform only those duties with respect to that Series that are specifically set forth in the Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

      (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

      (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable to the Company for interest on any money received by the Trustee from the Company hereunder except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other hinds except to the extent required by law.

      Section 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may consult with counsel or require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Board Resolution, a Company Order delivered pursuant to
Section 2.05, the written advice of counsel reasonably acceptable to the Company and the Trustee, a certificate of an Officer or Officers delivered pursuant to
Section 2.02(b), an Officers' Certificate or an Opinion of Counsel.

      (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

      Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the

Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

      Section 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. It shall not be accountable for the Company's use of the proceeds from the Securities or for monies paid over to the Company pursuant to the Indenture, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

      Section 7.05. Notice of Defaults. If a Default occurs and is continuing with respect to the Securities of any Series and if it is known to the Trustee, the Trustee shall mail to each Holder of a Security of that Series entitled to receive reports pursuant to Section 4.03(c) (and, if Unregistered Securities of that Series are outstanding, shall cause to be published at least once in an Authorized Newspaper in each of The City of New York, London and, if Securities of that Series are listed on The Luxembourg Stock Exchange, Luxembourg) notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on the Securities of any Series, the Trustee may withhold the notice if and so long as its corporate trust or similar committee or a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Securityholders of that Series.

      Section 7.06. Reports by Trustee to Holders. (a) The Trustee shall mail to each Securityholder of any Series entitled to receive reports pursuant to
Section 4.03(c) brief reports that comply with TIA ss. 313(a) as and when required pursuant to TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

      (b) At the time that it mails such a report to Securityholders of any Series, the Trustee shall file a copy of that report with the SEC and with each stock exchange on which the Securities of that Series are listed. The Company shall provide written notice to the Trustee when the Securities of any Series are listed on any stock exchange.

      Section 7.07. Compensation and Indemnity. (a) The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

      (b) The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

      (c) The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

      (d) To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee except that held in trust to pay principal and interest on particular Securities of a Series.

      (e) If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

      Section 7.08. Replacement of Trustee. (a) The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      (b) The Trustee may resign with respect to the Securities of any Series by so notifying the Company. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company and may appoint a successor Trustee for such Series with the Company's consent. The Company may remove the Trustee with respect to Securities of any Series if:

            (1) the Trustee fails to comply with Section 7. 10;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or public officer takes charge of the Trustee or its property; or (4) the Trustee becomes incapable of acting.

      (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to Securities of any Series, the Company shall promptly appoint a successor Trustee for such Series.

      (d) If a successor Trustee with respect to the Securities of any Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (e) If the Trustee with respect to the Securities of any Series fails to comply with Section 7.10, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

      (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee for any Series of Securities shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to all Series of Securities for which the successor Trustee is to be acting as Trustee under this Indenture. The retiring Trustee shall promptly transfer all property held by it as Trustee with respect to such Series of Securities to the successor Trustee subject to the lien provided for in Section 7.07. The Company shall give notice of each appointment of a successor Trustee for any Series of Securities (i) by mailing written notice of such event by first-class mail to the Holders of Securities of such Series entitled to receive reports pursuant to Section 4.03(c) and (ii) if any Securities of such Series have been issued and are outstanding in the form of Unregistered Securities, by publishing notice of such event once in an Authorized Newspaper in each of The City of New York, London, and, if Securities of such Series are listed on The Luxembourg Stock Exchange, Luxembourg.

      (g) All provisions of this Section 7.08 except subparagraphs (b) (1) and
(e) and the words "subject to the lien provided for in Section 7.07" in subparagraph (f) shall apply also to any Paying Agent located outside the U.S. and its possessions and required by Section 2.04.

      (h) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver a supplemental indenture wherein such successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

      Section 7.09. Successor Trustee, Agents by Merger, etc. If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Trustee or Agent, as the case may be.

      Section 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee with respect to each Series of Securities who satisfies the requirements of TIA ss. 310(a)(1) and (5). The Trustee (or any affiliate thereof which has unconditionally guaranteed the obligations of the Trustee hereunder) shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA ss. 310(b), except that there shall be excluded from the operation of TIA ss. 310(b)(1) all indentures of the Company, and series of securities issued thereunder, now or hereafter existing which may be excluded under the proviso of TIA ss. 310(b)(1), and all Series of Securities issued subsequent to the issuance of the first Series of Securities hereunder.

      Section 7.11. Preferential Collection of Claims

Against Company. The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

      Section 8.01. Termination of Company's Obligations. (a) The Company reserves the right to terminate all of its obligations under the Securities and this Indenture with respect to the Securities of any Series or with respect to any installment of principal of or interest on that Series if the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay, when due, principal and interest on the Securities of that Series to maturity or redemption or such installment of principal or interest, as the case may be, and if all other conditions set forth in the Securities of that Series are met. The Company shall designate the installment or installments of principal or interest to be so satisfied.

      (b) However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 7.07, 7.08, 8.03, 8.04, 10.04 and 10.05 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 8.03 and 8.04 shall survive.

      (c) Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

      (d) After a deposit by the Company in accordance with this Section in respect of the Securities of a Series, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities of the Series in respect of which the deposit has been made and this Indenture with respect to the Securities of that Series except for those surviving obligations specified above.

      (e) In order to have money available on a payment date to pay principal or interest on the Securities of any Series, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

      (f) "U.S. Government Obligations" means:

            (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged; or

            (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

      Section 8.02. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities of each Series in respect of which the deposit shall have been made.

      Section 8.03. Excess or Unclaimed Money. (a) The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

      (b) The Trustee and the Paying Agent shall retain the money held by them for the payment of principal or interest that remains unclaimed until such time as the money, or any portion thereof, is paid and delivered by the Trustee to an appropriate state authority pursuant to the applicable abandoned property law. Thereafter, Securityholders entitled to money which has been delivered to a state authority as abandoned property must look to such state authority for payment.

      Section 8.04. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee and each Securityholder of each Series in respect of which the deposit shall have been made against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such obligations.


                                    ARTICLE 9

                             AMENDMENTS AND WAIVERS

      Section 9.01. Without Consent of Holders. The Company and the Trustee may enter into one or more supplemental indentures without consent of any Securityholder for any of the following purposes:

            (1) to cure any ambiguity, defect or inconsistency herein or in the Securities of any Series;

            (2) to comply with Article 5;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (4) to make any change that does not adversely affect the rights of any Se curityholder; or

            (5) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as provided in Section 2.02, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any Series of Securities, or to add to the rights of the Holders of any Series of Securities.

      Section 9.02. With Consent of Holders. (a) With the written consent of the Holders of a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (with each Series voting as a class), the Company and the Trustee may enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of this Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by Section 9.01, the rights of the Securityholders of each such Series. The Holders of a majority in principal amount of the outstanding Securities of each Series affected by such waiver (with each Series voting as a class), by written notice to the Trustee, may waive compliance by the Company with any provision of this Indenture, any supplemental indenture or the Securities of any such Series except a Default in the payment of the principal of or interest on any Security. However, without the consent of each Securityholder affected, an amendment or waiver may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

            (2) change the rate of or change the time for payment of interest on any Security;

            (3) change the principal of or change the fixed maturity of any Security;

            (4) waive a Default in the payment of the principal of or interest on any Security;

            (5) make any Security payable in money other than that stated in the Security; or

            (6) make any change in Section 6.04, 6.07 or 9.02(a) (third sentence).

      (b) It is not necessary under this Section 9.02 for the Securityholders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

      (c) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Company shall transmit by mail a notice, setting forth in general terms the substance of such supplemental indenture, to all Holders of Registered Securities, as the names and addresses of such Holders appear on the register for each Series of Securities, and to such Holders of Unregistered Securities as are entitled to receive reports pursuant to Section 4.03(c). Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      Section 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture that complies with the Trust Indenture Act of 1939 as then in effect.

      Section 9.04. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder of each Series affected by such amendment or waiver.

      Section 9.05. Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate new Securities of that Series that reflect the amendment or waiver.

      Section 9.06. Trustee Protected. The Trustee need not sign any supplemental indenture that is reasonably likely to affect adversely its rights.

      Section 9.07. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


                                   ARTICLE 10

                                  MISCELLANEOUS

      Section 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with a provision which is required to be included in this Indenture by TIA, the required provision shall control.

      Section 10.02. Notices. (a) Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

                 if to the Company to:

                 New Jersey Bell Telephone Company
                 540 Broad Street
                 Newark, New Jersey 07101

                 Attention: Controller and Treasurer

                 with a required copy to:

                 Bell Atlantic Corporation
                 1717 Arch Street
                 Philadelphia, PA 19103

                 Attention: Treasurer
                 if to the Trustee to:

                 First Fidelity Bank, National Association, New Jersey 550 Broad Street
                 Newark, New Jersey

                 Attention: Corporate Trust Department

      (b) The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      (c) Any notice or communication to Holders of Securities entitled to receive reports pursuant to Section 4.03(c) shall be mailed by first-class mail to the addresses for Holders of Registered Securities shown on the register kept by the Registrar and to addresses filed with the Trustee or preserved on the Trustee's list pursuant to the first sentence of Section 2.07(a) for other Holders. Failure to so mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders of Securities of that or any other Series entitled to receive notice.

      (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

      (e) If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and to each Agent at the same time.

      (f) If it shall be impractical in the opinion of the Trustee or the Company to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

      Section 10.03. Communication by Holders with Other Holders. Securityholders of any Series may communicate pursuant to TIA ss. 312(b) with other Securityholders of that Series or of all Series with respect to their rights under this Indenture or under the Securities of that Series or of all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

      Section 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the

Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      Section 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

      Section 10.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders of one or more Series. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

      Section 10.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions in the State of New Jersey are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      Section 10.08. Governing Law. The laws of the State of New Jersey shall govern. this Indenture, the Securities and any coupons appertaining thereto.

      Section 10.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. No such indenture, loan or debt agreement may be used to interpret this Indenture.

      Section 10.10. No Recourse Against Others. No director, officer, employee, stockholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

      Section 10.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.


                                NEW JERSEY BELL TELEPHONE COMPANY


                                By: /s/ Michael J. Losch
                                    --------------------------------------------
                                    Title: Treasurer and Chief Financial Officer

(SEAL)


Attest:

/s/ Margaret A. Stevenson
----------------------------
Assistant Secretary

                                FIRST FIDELITY BANK, NATIONAL
                                  ASSOCIATION, NEW JERSEY


                                By: /s/ Tom Simons
                                    --------------------------------------------
                                    Title: Vice President

(SEAL)

Attest:

/s/ Jim Waters
---------------------------
Authorized Officer

Reconciliation and tie between Indenture dated as of December 22, 1993 and the Trust Indenture Act of 1939, as amended. This reconciliation section does not constitute part of the Indenture.


                  Trust Indenture Act               Indenture
             of 1939, as amended, Section            Section
             ----------------------------            -------
310(a)(1)                                              7.10
      (a)(2)                                           7.10
      (a)(3)                                       Inapplicable
      (a)(4)                                       Inapplicable
      (a)(5)                                           7.10
      (b)                                           7.08; 7.10
      (c)                                          Inapplicable
311(a)                                                 7.11
      (b)                                              7.11
      (c)                                          Inapplicable
312(a)                                                 2.07
      (b)                                              10.03
      (c)                                              10.03
313(a)                                                 7.06
      (b)(1)                                       Inapplicable
      (b)(2)                                           7.06
      (c)                                           7.06; 10/02
      (d)                                              7.06
314(a)                                              4.03; 10.02
      (b)                                          Inapplicable
      (c)(1)                                           10.04
      (c)(2)                                           10.04
      (c)(3)                                       Inapplicable
      (d)                                          Inapplicable
      (e)                                              10.05
      (f)                                          Inapplicable
315(a)                                                7.01(b)
      (b)                                           7.05; 10.02
      (c)                                             7.01(a)
      (d)                                             7.01(c)
      (e)                                              6.11
316(a) (last sentence)                                 2.11
     (a)(1)(A)                                         6.05
     (a)(1)(A)                                         6.04
     (a)(2)                                        Inapplicable
     (b)                                               6.07
317(a)(1)                                              6.08
      (a)(2)                                           6.09
      (b)                                              2.06
318(a)                                                 10.01